UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26648	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 575-4138

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

OPKO Health, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K that was initially filed with the Securities and Exchange Commission on April 18, 2007 in order to include items required under Items 2.01 and 9.01.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On April 13, 2007, the Company invested $5 million in Ophthalmic Technologies, Inc., an Ontario corporation (“OTI”) and entered into a definitive Share Purchase Agreement (the “Purchase Agreement”) with OTI and its shareholders. In exchange for the $5 million investment, OTI agreed to issue common shares of OTI to the Company to cause the Company to hold one-third of the equity in OTI on a fully diluted basis. The $5 million was to be used by OTI for working capital.

Under the Purchase Agreement, the Company received an exclusive option to purchase the remaining shares of OTI in exchange for the issuance of between 3.13 million and 2.82 million shares of the Company’s common stock, depending upon the average per share closing price of the Company’s common stock for the ten (10) trading days ended on the second business day prior to the exercise of the option.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements of OTI are being filed with this report as Exhibit 99.1:

Consolidated Balance Sheets of OTI as of April 30, 2007 and April 30, 2006

Statements of Operations and Deficit and Cash Flows for the years ended April 30, 2007 and April 30, 2006

(b)	Pro Forma Financial Information

The following pro forma financial information is being filed with this report as Exhibit 99.2:

Unaudited Condensed Consolidated Pro Forma Balance Sheet as of December 31, 2006

Unaudited Condensed Consolidated Pro Forma Combined Statement of Operations for the period from inception (June 23, 2006) to December 31, 2006

(c)	Not Applicable

(d)	Exhibits

No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Financial Statements listed in Item 9.01(a)

99.2	Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.
By /s/ Adam Logal
Name:	Adam Logal
Title:	Executive Director of Finance, Chief Accounting Officer, Treasurer

Date: October 24, 2008

Exhibit Index

No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Financial Statements listed in Item 9.01(a)

99.2	Pro Forma Financial Information listed in Item 9.01(b)